UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2020

Urovant Sciences Ltd.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-38667	98-1463899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

+44 (0) 207 400 3347

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.000037453 par value	UROV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2020 annual general meeting of shareholders (the “Annual Meeting”) of Urovant Sciences Ltd. (the “Company”) was held on September 22, 2020. Results of the voting at the Annual Meeting are set forth below.

Proposal 1: Shareholders elected the following six directors to serve until the Company’s 2021 annual general meeting of shareholders and until their respective successors are duly elected. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Myrtle S. Potter	24,531,338	1,057,627	4,308	2,439,628
James Hindman	24,951,777	637,688	3,808	2,439,628
Sef P. Kurstjens, M.D., Ph.D.	24,949,825	639,702	3,746	2,439,628
Pierre Legault	24,700,613	885,849	6,811	2,439,628
Shigeyuki Nishinaka, Ph.D.	24,536,180	1,052,848	4,245	2,439,628
James Robinson	24,917,271	671,021	4,981	2,439,628

Proposal 2: Shareholders ratified the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2021, appointed Ernst & Young LLP as the Company’s auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for the fiscal year ending March 31, 2021 and authorized the Board of Directors, through the Audit Committee, to set the remuneration for Ernst & Young LLP as the Company’s auditor for the fiscal year ending March 31, 2021. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
28,023,318	7,922	1,661	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Urovant Sciences Ltd.

Dated: September 23, 2020
	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Principal Accounting Officer